STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT

THIS STOCK PURCHASE AND SHARE EXCHANGE AGREEMENT (this "AGREEMENT") dated as of December 9th 2011, is made between EMPIRE GLOBAL CORP, a corporation established under the laws of Delaware, USA and with its principal place of business situated at 671 Westburne Dr., Vaughan, Ontario, Canada ("EMPIRE") of the first part; The Current Shareholders of AVT whose names, particulars and extent of their respective shareholdings are set out in Appendix 3 hereof
("AVT SHAREHOLDERS") of the second part and AVONTRUST GLOBAL PTE LTD, a corporation established under the laws of the Republic of Singapore and with its principal place of business situated at 996 Bendemeer Rd #06-06
Singapore 339944, Singapore ("AVT") of the third part. EMPIRE, AVT Shareholders and AVT shall collectively hereinafter be referred to as the "PARTIES".

                                   RECITALS

WHEREAS the Parties hereto are desirous that AVT becomes a wholly owned subsidiary of EMPIRE and in connection therewith, the issuance of a total of 169,995,000 new shares in the capital of EMPIRE to AVT Shareholders.

AND WHEREAS the respective board of directors of AVT and EMPIRE have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their respective stockholders.

WHEREAS, in pursuance of the aforementioned objectives, the current shareholders of AVT have agreed to sell the entire issued and paid up capital in AVT that they current own to EMPIRE and EMPIRE has agreed to purchase the same subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, the promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                             PURCHASE OF SUBSIDIARY

1.1 Purchase of Stock. Immediately upon closing, or soon as practicable thereafter, EMPIRE will purchase and and AVT Shareholders will sell the entire issued and paid up shares in the capital of AVT ("AVT Stock").

1.2 Acquisition of AVT. Immediately upon the Closing Date of this Agreement or as soon as practicable thereafter, EMPIRE will acquire AVT and AVT will become a wholly owned subsidiary of EMPIRE.

1.3 Directors of AVT Subsidiary. The current members of the Board of Directors of AVT shall continue to remain as Directors of AVT.. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal. AVT will nominate at least two individuals to become members of the Board of Directors of EMPIRE and EMPIRE shall procure that upon closing or as soon as practicable that one of its current directors on the board of directors of EMPIRE resigns so that the Board of Directors of EMPIRE upon closing or as soon as practicable thereafter be constituted of 3 Directors with AVT having 2 nominees on board together with one existing director.

1.4 Officers of AVT Subsidiary. The current officers of AVT shall remain the officers of the AVT Subsidiary.











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                                  ARTICLE II
                                SALE OF STOCK

2.1 Sale of Stock. Subject to the terms and conditions herein stated, the AVT shareholders agree to sell, assign, transfer and deliver to EMPIRE on the Closing Date (as defined below), and EMPIRE agrees to purchase from the AVT Shareholders on the Closing Dateof the AVT Stock.

Consideration. In exchange for the delivery of the AVT Stock as set forth in
Article 2.1 hereof, at the Closing Date or as soon as practicable thereafter, in a manner set forth in the Closing Schedule listed under Appendix 1, the following actions shall take place, namely that EMPIRE shall pay to AVT shareholders stated in Appendix 1, consideration in the form of certificates of common stock of EMPIRE (the "Purchase Price Consideration") in a ratio ("consideration ratio") as attached hereto as Appendix 2 and in the manner directed by AVT Shareholders.

2.2 Certificates of EMPIRE. Each certificate representing shares of common stock of EMPIRE to be issued as consideration pursuant to this Agreement shall bear a legend substantially in the following form:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933 (the "Act"), AND ARE RESTRICTED SECURITIES AS
  THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT, AND REQUIRES WRITTEN
  RELEASE FROM EITHER ISSUNG COMPANY OR THEIR ATTORNEY PRIOR TO LEGEND REMOVAL.

2.3 Closing. The closing of the Stock Sale (the "Closing") shall take place on January 6, 2012 Singapore Time, or as soon as practicable thereafter as may be otherwise agreed to by the parties in writing, and shall take place at such place and time as the parties shall agree. Such time and date are herein referred to as the "Closing Date."

                                 ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF AVT

AVT hereby represents and warrants to EMPIRE as of and at the date of this Agreement and as of and at the closing date of this agreement as follows:

3.1 Status of Company. AVT is a corporation duly organized, validly existing, and in good standing under the laws of the Republic of Singapore and to the best knowledge, information and belief of AVT, it is licensed or qualified as a foreign corporation in all geographic jurisdictions in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

3.2 Liabilities and Contracts. To the best of its knowledge, AVT has no outstanding liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due). AVT is not a party to, nor are AVT's assets or securities bound or affected by, any Contract except for Contracts under which AVT has no further rights or obligations because the Contract has been fully performed or validly and irrevocably terminated.

3.3 Ownership of Stock. AVT shareholders are the lawful owners of the AVT Stock to be sold to EMPIRE or its designees and shall be free and clear of all liens, encumbrances, restrictions and claims of every kind and character, (collectively, "Encumbrances") as of the Closing Date. The delivery to EMPIRE of the AVT Stock pursuant to the provisions of this Agreement will transfer to EMPIRE valid title thereto, free and clear of any and all Encumbrances the entire issued and paid up shares in the capital of AVT.









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

3.4 Authorization and Validity of Agreement. AVT has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions hereby contemplated. This Agreement has been duly executed and delivered by AVT and, upon the due execution of this Agreement by EMPIRE and AVT Shareholders, is a valid and binding obligation of AVT, enforceable against AVT in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

3.5 Consents and Approvals; No Violations. The execution and delivery of this Agreement, any ancillary agreement executed by AVT, and the consummation by AVT of the sale of the AVT Stock as contemplated herein and the other transactions contemplated hereby: (a) will not violate the provisions of the Articles of Incorporation or By laws of AVT, (b) will not violate any statute, rule, regulation, order or decree of any public body or authority by which AVT, or any subsidiary is bound or by which any of their respective properties or assets are bound, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority on or prior to the Closing Date, and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of AVT, or any subsidiary thereof, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which AVT, or any subsidiary thereof is a party, or by which they or any of their respective properties or assets may be bound.

3.6 Capital Stock. The authorized and outstanding capital stock of AVT is set forth in Appendix 3 attached hereto. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. AVT is not authorized to issue any shares of Preferred Stock. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, and rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of AVT.

3.7 Subsidiaries. AVT has no subsidiaries.

3.8 Number of Users. At the closing, AVT shall have an installed user base of approximately 7 million Facebook users.

3.9 Indebtedness. At Closing, AVT will have no Indebtedness of any kind (including contingent obligations, tax assessments and unusual forward or long-term commitments). For purposes of this Agreement, the term "Indebtedness" shall mean any obligation for payment by AVT to any third party, including without limitation, the following: (i) any obligation owed for all or any part of the purchase price of capital assets, (ii) accounts payable included in current liabilities outstanding for more than one hundred twenty (120) days and incurred in respect of property purchased in the ordinary course of business,
(iii) any obligations secured by any lien in respect of property even though the person owning the property has not assumed or become liable for the payment of such obligation, (iv) any guarantee with respect to any of the foregoing indebtedness of another person, and (v) obligations in respect of letters of credit.

3.10 Litigation.

(a) To the best of its knowledge, there are no (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or threatened against AVT, (ii) judgments, injunctions, writs, rulings or orders by any governmental entity against AVT.

(b) No current officer, director, affiliate or person known to AVT to be the record or beneficial owner of in excess of five percent (5%) of AVT's Common Stock, or any person known to be an associate of any of the foregoing is a party adverse to AVT or has a material interest adverse to AVT in any material pending legal proceeding.

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

3.11 Tax Returns. AVT has filed and shall file in correct form all tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. AVT shall pay all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax assets or liabilities have accrued, but have not become payable, they have been adequately reflected as assets or liabilities on the books of AVT.

3.12 Accuracy of Information. None of the representations and warranties of AVT contained herein or in the documents and information furnished by them at any time to EMPIRE, whether in connection with this Agreement, EMPIRE's due diligence examination of AVT in connection herewith, or otherwise, contains any misstatement of fact, or omits any fact necessary to make such statement, document or information not misleading.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF EMPIRE

EMPIRE hereby represents and warrants to AVT as of and at the date of this Agreement and as of and at the closing date of this agreement as follows:

4.1 Status of Company. EMPIRE is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2 Liabilities and Contracts. Except as set forth in Appendix 7, to the best of its knowledge, EMPIRE has no other outstanding liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due). EMPIRE is not a party to, nor are EMPIRE's assets or securities bound or affected by, any Contract except for Contracts under which EMPIRE has no further rights or obligations because the Contract has been fully performed or validly and irrevocably terminated.

4.3 Authorization and Validity of Agreement. EMPIRE has full power and authority (corporate or otherwise) to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by EMPIRE and, upon the due execution of this Agreement by AVT and AVT Shareholders, is a valid and binding obligation of EMPIRE, enforceable against EMPIRE in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

4.4 Consents and Approvals; No Violations. The execution and delivery of this Agreement, any of the ancillary documents executed by EMPIRE, and the consummation of the transactions contemplated hereby: (i) will not violate any statute, rule, regulation, order or decree of any public body or authority by which EMPIRE is bound or by which any of its properties or assets are bound,
(ii) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority on or prior to the Closing Date, and (iii) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of EMPIRE under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which EMPIRE is a party, or by which it or any of its properties or assets may be bound.

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

4.5 Purchase for Investment. EMPIRE is acquiring the AVT Stock solely for its own account for investment purposes only and not with a view toward any resale or distribution thereof. EMPIRE agrees that the AVT Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of. EMPIRE and its assigns or designees have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of its purchase of the AVT Stock. EMPIRE confirms that AVT has made available at or prior to the Closing Date to EMPIRE the opportunity to ask questions of the officers and management employees of AVT and to acquire additional information about the business and financial condition of AVT and its subsidiaries, if any.

4.6 Subsidiaries. Empire hereby confirms and undertakes that each and every warranty provided by it under the terms of this Agreement shall also mean to include such statement as they relate to such subsidiary (wholly owned or otherwise) and such Associated Company whether such subsidiary is active or dormant. In respect of any such subsidiary, EMPIRE hereby warrants that there are at the present moment (as well as at closing) no factors or issues, claims or other matters in relation to any such subsidiary or associated company that is likely to have any impact whatsoever in relation to the legal standing of EMPIRE, his officers and stockholders and there are no material circumstances in relation to such subsidiary or associated company that is likely to have an adverse effect on EMPIRE, its ability to carry out its obligations under the terms of this Agreement or have a financial impact on the transaction contemplated to be carried out pursuant to the terms of this Agreement.

4.7 Available Funds. EMPIRE will have on the Closing Date consideration or sufficient funds equal to the consideration as set forth in Article 2.2 of this Agreement to perform all of its obligations under this Agreement, including, without limitation, to tender payment to AVT of the Purchase Price Consideration.

4.8 Litigation. To the best of its knowledge, there is no action, suit or proceeding, at law or in equity by any person or any arbitration or any administrative or other proceeding before any governmental body or instrumentality or agency, pending or, to the knowledge of EMPIRE, threatened in writing, which is reasonably likely to have a material adverse effect on EMPIRE's ability to consummate the Stock Sale and the other transactions contemplated by this Agreement.

4.9 Accuracy of Information. None of the representations and warranties of EMPIRE contained herein or in the documents and information furnished by it at any time to AVT, whether in connection with this Agreement or otherwise, contain any misstatement of fact, or omits any fact necessary to make such statement, document or information not misleading.

4.10 Capital Stock. The authorized and outstanding capital stock of EMPIRE is set forth in Appendix 4 attached hereto. All such outstanding shares have been duly authorized and validly issued and are fully paid and non assessable. EMPIRE is currently authorized to issue 20,000,000 shares of Preferred Stock. EMPIRE has not issued or offered Preferred Stock to any party. EMPIRE has a stock option plan in place for 1,000,000 shares which has been fully subscribed for in 2005. Except as set forth in Appendix 7, there are no other outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, and rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of EMPIRE.

4.11 Tax Returns. EMPIRE has filed and shall file in correct form all tax returns of every nature required to be filed by it and pay all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. EMPIRE shall pay all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax assets or liabilities have accrued, but have not become payable, they have been adequately reflected as assets or liabilities on the books of EMPIRE.

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                                   ARTICLE V
                              CERTAIN AGREEMENTS

5.1 Reasonable Best Efforts. Each of the parties hereto agree to use their respective best efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, the following: (i) obtaining of all necessary waivers, consents and approvals from governmental or regulatory agencies or authorities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any governmental agency or authority, (ii) obtaining of all necessary consents, approvals or waivers from third parties, if any, and (iii) defending of any lawsuits or any other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any temporary restraining order entered by any court or administrative authority vacated or reversed.


                                  ARTICLE VI
                      CONDITIONS TO EMPIRE'S OBLIGATIONS

The purchase of the AVT Stock by EMPIRE on the Closing Date is conditioned upon the satisfaction or waiver, at or prior to the consummation of the Stock Sale, of the following conditions:

6.1 Truth of Representations and Warranties. The representations and warranties of AVT contained in this Agreement or in any agreement, document, exhibit or schedule delivered pursuant hereto shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

6.2 Performance of Agreements. Each and all of the agreements of AVT to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all respects, and AVT shall have delivered to EMPIRE a Closing Certificate substantially in a form attached hereto in Appendix 5, dated as of the Closing Date, to such effect.

6.3 No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

6.4 No Litigation. There shall not be any action, suit or proceeding pending or threatened that seeks to: (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof, or (ii) require the divestiture by EMPIRE of shares of stock or of any business, assets or property of any of its subsidiaries or affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of EMPIRE has a significant likelihood of having a material adverse effect on EMPIRE.

6.5 Delivery of Books and Records. AVT shall deliver true and complete copies of all books and records of AVT, including, without limitation, minute books, certified copies of organizational documents (e.g., Articles of Incorporation, Bylaws, etc.), accountant's work papers, stock transfer books and ledgers, a certified shareholder list dated as of a date within five (5) days of the Closing Date or as soon as practicable thereafter, a current DTC report as applicable, and all other operational and administrative records.



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

6.6 Additional Documents. AVT will have delivered or caused to deliver to EMPIRE the documents set forth below in form and substance reasonably satisfactory to counsel for EMPIRE, to the effect that: (i) medallion guaranteed stock powers and/or stock transfers for the AVT in a form acceptable to the transfer agent for AVT and EMPIRE, and (ii) any further document as may be reasonably requested by counsel to EMPIRE in order to substantiate any of the representations or warranties of AVT set forth herein.

                                  ARTICLE VII
                         CONDITIONS TO AVT OBLIGATIONS

The sale of the AVT Stock by AVT on the Closing Date is conditioned upon satisfaction or waiver, at or prior to the consummation of the Stock Sale, of the following conditions:

7.1 Truth of Representations and Warranties. The representations and warranties of EMPIRE contained in this Agreement or in any agreement, document, exhibit or schedule delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any such representation and warranty is stated in this Agreement to be made as of a specific date, in which case such representation and warranty shall be true and correct as of such specified date).

7.2 Performance of Agreements. Each and all of the agreements of EMPIRE to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all respects, and EMPIRE shall have delivered to AVT a Closing Certificate substantially in a form attached hereto in Appendix 5, dated as of the Closing Date, to such effect.

7.3 No Injunction. No court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

7.4 No Litigation. There shall not be any action, suit or proceeding pending or threatened that seeks to: (i) make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof, or (ii) require the divestiture by AVT of shares of stock or of any business, assets or property of any of its subsidiaries or affiliates, or impose any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties or stock and which, in either case, in the reasonable, good faith determination of AVT has a significant likelihood of having a material adverse effect on AVT.

7.5 Quotation Status and Market Makers. EMPIRE is to have taken all reasonable steps to achieve "OTC Pink Current Information" quotation status and retain its quotation symbol OTC:EMGL with the OTC Markets Group Inc and FINRA OTC.BB, including but not limited to completing all regulatory filings as required under the Act. EMPIRE is to provide a certificate satisfactory to AVT evidencing that its market makers and transfer agent are retained and sees no termination of these relationships within 12 months of the Closing date.

7.6 Delivery of Books and Records. EMPIRE shall deliver true and complete copies of all books and records of EMPIRE, including, without limitation, minute books, certified copies of organizational documents (e.g., Articles of Incorporation, Bylaws, etc.), accountant's work papers, stock transfer books and ledgers, latest certified shareholder list dated as of a date within five (5) days of the Closing Date or as soon as practicable thereafter, a current DTC report as applicable, and all other operational and administrative records.

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

7.7 Previous Conduct. EMPIRE has conducted sufficient annual meetings of shareholders and directors or members and maintaining minutes of those meetings; EMPIRE has not co-mingled the company assets with the personal assets of its shareholders, officers and directors, or conducted an illegal activity or conducting business in a fraudulent manner. No shareholder guarantees were offered to EMPIRE.

7.8 SEC Reporting. EMPIRE is responsible for paying all expenses pertaining to the filing of the annual report on Form 10K for the year ended 2010 and quarterly reports on Form 10Q for the interim quarterly periods ended March 31, June 30 and September 30, 2011 to the SEC ("US Securities Exchange Commission").


                                 ARTICLE VIII
                SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

8.1 Survival of Representations. The representations and warranties set forth in this Agreement shall survive for one year after the Closing Date, except that the representations and warranties set forth in Section 4.5 hereof shall survive indefinitely.

8.2 Indemnities.

    (a) AVT hereby agrees to indemnify and hold harmless EMPIRE (including its officers, directors, shareholders, employees, counsel, representatives, subsidiaries and affiliates, if any), from and against any and all damages, claims, losses and expenses (including reasonable attorneys' fees and expenses) (collectively, "Damages") actually suffered or paid by any of such persons as a result of the breach of this Agreement, including but not limited to any representation or warranty made by AVT in this Agreement or in connection with the transactions contemplated in this Agreement. To the extent that AVT's undertakings as set forth in this Section 8.2(a) may be unenforceable, AVT shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder.

    (b) EMPIRE hereby agrees to indemnify and hold harmless AVT (including its officers, directors, shareholders, employees, counsel, representatives, subsidiaries and affiliates, if any), from and against any and all damages, claims, losses and expenses (including reasonable attorneys' fees and expenses) (collectively, "Damages") actually suffered or paid by any of such persons as a result of the breach of this Agreement, including but not limited to any representation or warranty made by EMPIRE in this Agreement or in connection with the transactions contemplated in this Agreement. To the extent that EMPIRE'S undertakings as set forth in this Section 8.2(b) may be unenforceable, EMPIRE shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder.


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

    (c) Any party seeking indemnification under this Article VIII (an "Indemnified Party") shall give each party from whom indemnification is being sought (each, an "Indemnifying Party") notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations of an Indemnifying Party under this Article VIII with respect to Damages arising from any claims of any third party which are subject to the indemnification provided for in this Article VIII (collectively, "Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

        (i) Each of the parties shall notify the other within 30 days of initial notice of any Third Party Claim,

        (ii) Each of the parties shall respond within 30 days of the initial notice of any Third Party Claim,

        (iii) Each of the parties shall cooperate with the other to defend any Third Party Claims and

        (iv) Neither party shall enter into a settlement agreement in response to any Third Party Claim without the written consent of the other Party.


                                  ARTICLE IX
                                  COVENANTS

9.1 Post-Closing Agreements.

    (a) AVT agrees that:

        (i) it will comply with the terms and conditions set forth in SEC Rule 144 of the Act in all material respects and manner with the resale restrictions of shares of EMPIRE issued in connection to this Agreement, and

        (ii) the resale restrictions can be extended for another 180 days through a Lock up period by mutual written consent between AVT and EMPIRE.

    (b) EMPIRE agrees that:

        (i) for a 180-day period ("Lock up period") commencing on the Closing Date, EMPIRE will execute a Lock-up Agreement in a form as set out in Appendix 6 not to sell the shares listed in Appendix 6 in the open market with the prior written consent of AVT, and

        (ii) the Lock up period can be extended for another 180 days through mutual written consent between AVT and EMPIRE.

     (c) The Parties hereto agree that save for the 180-day Lock up period respectively undertaken by AVT and EMPIRE and unless they agree to extend such restriction, EMPIRE shall take all steps required of it including but not limited to making such announcement and providing such notification necessary under any SEC by-law or rule with the objective that such restriction is lifted.


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

                                   ARTICLE X
                                 MISCELLANEOUS

10.1 Expenses. At and after the Closing Date all expenses related to the construction, transactions contemplated and execution of this agreement shall be borne entirely by AVT and undertaken only with AVT's written consent, provided such costs does not exceed US$5,000 in respect of any the fees, expenses of legal counsel, financial advisors, consultants, and accountants. Notwithstanding the obligation to bear all such expenses, the costs of any services or matters may be advanced by EMPIRE or its agents or assigns and billed in arrears to AVT, before, at or after the Closing Date provided such costs had been initially incurred with the written consent of AVT.

10.2  Governing Law; Jurisdiction.

        (i) The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the Republic of Singapore without giving effect to the principles of conflicts of laws thereof.

        (ii) Each of the parties hereto consents to the jurisdiction of the Republic of Singapore in any such action or proceeding and waives any objection to venue laid therein.

        (iii) Notwithstanding the generality of the above, any matter relating to EMPIRE, its stock or capital, its obligations in relation to the SEC shall be received by and given such weight and import as foreign law to be proven as a fact in any such proceedings in Singapore.

        (iv) Notwithstanding the above, either party reserves the right and shall be entitled to commence legal proceedings anywhere in relation to any matter arising from the terms of this Agreement in order to redress any breach by the other party or its shareholders, servants or officers.


10.3 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

10.4 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

     If to EMPIRE:           671 Westburne Dr.
                             Vaughan, Ontario, L4K 4Z1
                             Attn.: Michael Ciavarella, Chairman of the Board
                             Tel: 905.738.4759 ext. 102
                             Fax: 905.738.0807

     If to AVT Shareholders: c/o Metropolitan Law Corp
                             101 Cecil Street #14-05 Tong Eng Building
                             Singapore 069533
                             Attn.: Lim Eu Gene,
                             Tel: 65-96613870
                             Fax: 65-62435001

     If to AVT:              c/o Metropolitan Law Corp
                             101 Cecil Street #14-05 Tong Eng Building
                             Singapore 069533
                             Attn.: Lim Eu Gene,
                             Tel: 65-96613870
                             Fax: 65-62435001

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed.

10.5 Press Releases and Public Notices. The parties shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with the Nasdaq Stock Market or a national securities exchange.

10.6 Parties in Interest; Assignment. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law or written consent of all the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. This Agreement may be executed using the signatures of the parties hereto transmitted via facsimile machine or other electronic means.

10.8 Entire Agreement. This Agreement, including the exhibits, schedules and other documents referred to herein which form a part hereof and ancillary documents hereto contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Confidentiality Agreement dated and Letter of Interest dated September 19, 2011.

10.9 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

10.10 Specific Performance. It is agreed that the rights granted to the parties hereunder are of a special and unique kind and character and that, if there is a breach by any party of any material provision of this Agreement, the other party would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of the parties hereunder may be enforced by an action for specific performance and other equitable relief without the parties posting a bond or having to show that damages would not be an adequate remedy.

10.11 Knowledge of Rights and Duties. The parties have carefully reviewed and completely read all of the provisions of this Agreement and understand their rights, duties, obligations and responsibilities hereunder. The parties acknowledge that they enter into this Agreement of their own free will.

10.12 Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

10.13 Waiver. The waiver by a party of a breach or threatened breach of this Agreement by the other parties shall not be construed as a waiver of any subsequent breach by such other parties.

10.14 Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the parties hereto and agreed to in writing signed by such parties.

10.15 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10.16 Severability. If any term, condition, or provision of this Agreement shall be found to be illegal or unenforceable to any extent for any reason, such provision shall be modified or deleted so as to make the balance of this Agreement, as modified, valid and enforceable to the fullest extent permitted by applicable law.

10.17 Broker and Finder Fees. The parties have not engaged any broker or finder and will not be required to pay any broker or finder fees to anyone.

10.18 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision herein is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys' fees, including attorneys' fees for any appeal and costs incurred in bringing such action or proceeding, in addition to any other available remedy. A party shall be deemed to have been successful if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principal claims.

10.19 Termination and Amendments. This agreement may be terminated or amended through mutual and written consent by AVT, AVT Shareholders and EMPIRE prior to Closing Date.

10.20 Rescission. In the event that for any reason whatsoever that one or both parties fail execute its duties or obligations or deliver shares for exchange consideration or comply with each of the terms herein contemplated, either party may deliver a written notice of such deficiency to the other giving 30 days to remedy such deficiency. In the event that the deficiency is not corrected or remedied, the notifying party may rescind this agreement without further delay and the shares of AVT shall be returned and transferred back to AVT Shareholders and the consideration paid by Empire shall be returned to EMPIRE for cancellation. As a result of such rescission, EMPIRE shall cease to have any beneficial or legal ownership rights, interests of claims in and over the AVT stock and AVT shall cease to have any beneficial or legal ownership rights, interests of claims in and over the EMPIRE stock.

IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Purchase and Share Exchange Agreement to be executed by their respective duly authorized representatives or by themselves all as of the day and year first above written.

Empire Global Corp.:                     Avontrust Global Pte. Ltd.:



By: /s/ MICHAEL CIAVARELLA               By: /s/ EUGENE LIM
   ---------------------------              ---------------------------
Print Name: Michael Ciavarella, B.Sc.    Print Name: Eugene Lim
Title: Chairman                          Title: Director



In the presence of:                      In the presence of:
                   ---------------------                    --------------------
                   NOTARY PUBLIC                            NOTARY PUBLIC
AVT Shareholders:



By: /s/ KWEK YU MEI, LYDIA               By: /s/ EUGENE LIM
   ---------------------------              ---------------------------
Print Name: Kwek Yu Mei, Lydia           Print Name: Eugene Lim
Title: Shareholder                       Title: Shareholder



In the presence of:                      In the presence of:
                   ---------------------                    --------------------
                   NOTARY PUBLIC                            NOTARY PUBLIC

                                   APPENDIX 1
                               CLOSING SCHEDULE

December 9, 2011: Entry into Agreement (EMPIRE and AVT)

December 28, 2011: Exchange of all necessary documents required to be sighted under the Agreement

January 6, 2012: Closing Date of Agreement

On Closing Date, the following items must be sighted, executed and delivered:
  a) Articles of Association of AVT Subsidiary and EMPIRE.
  b) Resolution and shareholders approval to issue stock of Empire Global Corp. under this agreement to AVT and Delivery of shares of EMPIRE to AVT shareholders as provided and directed by AVT.
  c) Amendment of EMPIRE certificate of incorporation to authorize up to 200,000,000 shares and an inclusion of Article 8 on management controls requiring all transactions to be approved only by the majority of board of directors of EMPIRE as of the closing date.
  d) Resolution and shareholders approval to allow AVT to be acquired by EMPIRE and Delivery of Issued and Outstanding Shares of AVT to EMPIRE together with the duly executed Share Transfer certificates.
  e) Resolutions to the appointment of two new Directors of EMPIRE decided by AVT and the resignation of Mr Vic Dominelli so as to form a three member board of directors of EMPIRE as of the closing date.
  f) Announcement and 8-K filing to SEC by EMPIRE that the agreement has been entered and when it is to be concluded.
  g) Lock up agreement representing all EMGL shares cited in Appendix 6.

                                   APPENDIX 2
                              CONSIDERATION RATIO

AVT shall deliver to EMPIRE:

All of the 150,000 issued and outstanding shares of AVT

In exchange at an approximate consideration ratio of 1133.3 EMPIRE stock for every 1 AVT share, pricing each AVT share at US$7933.33 resulting in the creation of approximately 169,995,000 new stock in the capital of EMPIRE and which stock subject to the Restrictions set out herein shall in all other respects rank pari pasu with the existing issued stock of EMPIRE.

The valuation was derived at approximating each AVT Facebook user at an approximate value of US$170, a 70% premium from the approximate of the value of each Facebook user based on Facebook's last valuation by Goldman Sachs on Jan 2011.

http://www.facebook.com/press/releases.php?p=205070

EMPIRE shall deliver to AVT and/or AVT Shareholders:

169,995,000 shares of common stock of EMPIRE to be issued in such name or names and in such proportions as AVT Stockholders may direct and authorize as of the Closing Date or thereafter.

                                   APPENDIX 3
                   CAPITAL STOCK OF AVONTRUST GLOBAL PTE. LTD.

Common Shares

As of Closing Date, there are 150,000 single class shares (stock) in the capital of AVONTRUST GLOBAL PTE LTD. All such ordinary shares/stock rank pari-passu with each other and are Common Shares of a single class.

The Shares are currently owned as follows:

SHAREHOLDER NAME: KWEK YU MEI LYDIA               LIM EU GENE
         ADDRESS: c/o Metropolitan Law Corp.      c/o Metropolitan Law Corp.
                  101 Cecil Street #14-05 Tong    101 Cecil Street #14-05 Tong
                  Eng Building Singapore 069533.  Eng Building Singapore 069533.
NUMBER OF SHARES: 30,000                          120,000


Preferred Shares

There are no preferential shares, other forms of stock classes or stock options in existence.

                                   APPENDIX 4
                      CAPITAL STOCK OF EMPIRE GLOBAL CORP.

Common Shares

As of closing day, there are 18,675,800 singe class stock in EMPIRE GLOBAL CORP. All stock are pari-passu and are Common Shares of a single class.

Preferred Shares

There are no preferential shares, other forms of stock classes or stock options in existence.

                                   APPENDIX 5
                         FORM OF CLOSING CERTIFICATE

IN WITNESS WHEREOF, each of the parties EMPIRE and AVT has caused this Stock Purchase Agreement to be executed by their respective duly authorized representative, all as of the day and year first above written.

All of the representations and warranties set out in the Articles set out in the agreement are true and correct as of the date of the certificate.

All covenants set out in the Articles contained in the agreement have been duly performed.

All conditions precedent set out in the Articles the agreement have been satisfied.




Empire Global Corp.:                     Avontrust Global Pte. Ltd.:




By:                                      By:
   ---------------------------              ---------------------------
Print Name: Michael Ciavarella, B.Sc.    Print Name: Eugene Lim
Title: Chairman                          Title: Director

                                   APPENDIX 6
   LIST OF EMPIRE SHAREHOLDERS AND CERTIFICATES SUBJECT TO LOCK-UP AGREEMENT

    Certificate Number:     Shares
    -------------------     ---------
    Cert. # 1850            4,568,700
    Cert. # 1769            2,745,100
    Cert. # 1830            1,000,000
    Cert. # 1831            1,000,000
    Cert. # 1832            1,000,000
    Cert. # 1833            1,500,000
    Cert. # 1834            1,000,000
    Cert. # 1763              392,200
    Cert. # 1767              117,700
    Cert. # 1765              353,000
    Cert. # 1823              470,600
    Cert. # 1766              491,000
    Cert. # 1825              300,400


The 14,938,700 shares stated above shall be subject to the terms under Clause 9.1 (b) and form of Lock up Agreement as follows:

REFER TO FORM OF LOCK-UP AGREEMENT

REFER TO FORM OF LOCK-UP AGREEMENT

                                   APPENDIX 7
                      LIABILITIES OF EMPIRE GLOBAL CORP.


As of closing day, there exists no more than US$150,000 in debts payable by EMPIRE which are all due to Gold Street Capital Corp.

The debts are interest free with no terms of repayment. The debts are convertible to restricted shares of common stock at a rate of the lowest of:

US$3 for each 1 common shares rounded up to the nearest 1,000 shares, or

In the alternative

An amount equal to US$150,000 in cash

All additional liabilities in excess of this amount including but not limited to outstanding transfer agent account fees, legal, accounting and auditing costs associated with filing of SEC reports pursuant to clause 7.8, will be borne and paid by Mr. Michael Ciavarella.